                                                                    EXHIBIT 99.1


     The terms "IASIS", "we", "our" and "us" as used below refer to IASIS Healthcare Corporation and its subsidiaries as a consolidated entity.


                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

     The following summary consolidated financial data as of and for the years ended September 30, 2002, 2001 and 2000 has been derived from our audited consolidated financial statements, which have been audited by Ernst & Young LLP. The summary consolidated financial data as of and for the six months ended March 31, 2003 and 2002 have been derived from our unaudited condensed and consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the six months ended March 31, 2003 may not be indicative of results that may be expected for the full year.

     You should read the summary financial and other data below in conjunction with our audited consolidated financial statements, unaudited condensed and consolidated financial statements, and their respective accompanying notes.

                                                         SIX MONTHS ENDED               YEAR ENDED
                                                             MARCH 31,                SEPTEMBER 30,
                                                        -------------------   ------------------------------
                                                          2003       2002       2002       2001       2000
                                                        --------   --------   --------   --------   --------
                                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenue...........................................  $526,201   $465,305   $949,888   $889,541   $815,163
Costs and expenses:
  Salaries and benefits...............................   182,952    158,045    324,713    317,439    285,451
  Supplies and other operating expenses...............   229,154    209,153    422,914    395,003    357,552
  Provision for bad debts.............................    39,865     34,365     72,238     73,417     60,579
  Interest, net.......................................    26,448     28,539     55,317     64,346     62,352
  Depreciation and amortization.......................    25,533     21,668     46,111     53,163     47,559
  Provision for asset revaluation, closure and other
    costs(a)..........................................        --         --         --     16,612         --
  Recapitalization costs(b)...........................        --         --         --         --      3,478
  Loss on debt extinguishment.........................     3,900         --         --         --         --
  (Gain) loss on sale of assets, net..................      (780)         7         --         --         --
                                                        --------   --------   --------   --------   --------
    Total costs and expenses..........................   507,072    451,777    921,293    919,980    816,971
                                                        --------   --------   --------   --------   --------
Earnings (loss) from continuing operations before
  minority interests and income taxes(c)..............    19,129     13,528     28,595    (30,439)    (1,808)
Minority interests....................................       699        524      1,042        441         74
                                                        --------   --------   --------   --------   --------
Earnings (loss) from continuing operations before
  income taxes(c).....................................    18,430     13,004     27,553    (30,880)    (1,882)
Income tax expense....................................        --         --         --         --      2,219
                                                        --------   --------   --------   --------   --------
Net earnings (loss) from continuing operations(c).....  $ 18,430   $ 13,004   $ 27,553   $(30,880)  $ (4,101)
                                                        ========   ========   ========   ========   ========

                                                                 AS OF MARCH 31, 2003
                                                              --------------------------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Total assets................................................       $925,734
Long-term debt and capital lease obligations, excluding
  current maturities........................................        581,741
Stockholders' equity........................................        173,976
Working capital.............................................         82,556

SELECTED OPERATING DATA:

     The following table presents actual operating data for our acute care service and Health Choice business segments for the six months ended March 31, 2003 and 2002 and for the years ended September 30, 2002, 2001 and 2000. The following data includes information relating to Rocky Mountain Medical Center, which we opened in April 2000 and closed in June 2001.

                                                         SIX MONTHS ENDED
                                                             MARCH 31,           YEAR ENDED SEPTEMBER 30,
                                                        -------------------   ------------------------------
                                                          2003       2002       2002       2001       2000
                                                        --------   --------   --------   --------   --------
                                                                       (DOLLARS IN THOUSANDS)
FINANCIAL DATA:
  Acute Care Service
    Net revenue.......................................  $451,994   $396,447   $811,732   $778,987   $725,741
    EBITDA(d).........................................    70,287     60,854    122,852     99,572    108,283
  Health Choice(e)
    Net revenue.......................................  $ 74,207   $ 68,858   $138,156   $110,554   $ 89,422
    EBITDA(d).........................................     3,943      2,888      7,171      4,110      3,298
  Total
    Net revenue.......................................  $526,201   $465,305   $949,888   $889,541   $815,163
    EBITDA(d).........................................    74,230     63,742    130,023    103,682    111,581
OPERATING DATA:
  Acute Care Facilities
    Number of hospitals at end of period..............        14         14         14         14         15
    Beds in service at end of period..................     2,116      2,085      2,106      2,063      2,194
    Average length of stay(f).........................       4.5        4.3        4.3        4.3        4.5
    Occupancy rates (average beds in service).........      48.5%      44.2%      43.5%      44.1%      43.0%
    Admissions(g).....................................    41,684     39,179     77,806     80,511     74,243
    Adjusted admissions(h)............................    69,396     64,531    131,501    130,502    121,030
    Patient days(i)...................................   186,825    168,122    333,922    347,689    330,510
    Adjusted patient days(h)..........................   297,760    268,782    544,337    545,781    522,908

------------

(a) In 2001, we recorded asset revaluation, closure and other costs of $16.6 million related to the closure of Rocky Mountain Medical Center in June 2001, employee severance costs and the write-off of deferred initial public offering costs. At March 31, 2003, Rocky Mountain Medical Center net assets held for sale totaled approximately $22.1 million. Although no definitive purchase agreement has been executed regarding the sale of Rocky Mountain Medical Center, we are currently in negotiations with a potential purchaser who would convert its use to retail. If this transaction is consummated, we will not recover the entire book value of the Rocky Mountain Medical Center assets.

(b) We incurred legal, accounting and other related charges of approximately $3.5 million in connection with the recapitalization transaction in October 1999, when Paracelsus Healthcare Corporation (currently known as Clarent Hospital Corporation) and unrelated third parties recapitalized five acute care hospitals in Salt Lake City, Utah owned by a subsidiary of Paracelsus. In connection with the recapitalization, JLL Healthcare, LLC and some of our stockholders purchased an aggregate of $125.0 million of the outstanding common stock of the subsidiary of Paracelsus. The subsidiary then repurchased $155.0 million of its common stock from Paracelsus. The recapitalization transaction resulted in Paracelsus retaining a minority interest in the preexisting Paracelsus subsidiary that owned the five acute care hospitals. After the recapitalization, the former Paracelsus subsidiary changed its name to IASIS Healthcare Corporation.

(c) Earnings (loss) continued operations excludes the cumulative effect of a change in accounting principle of $39.5 million related to the adoption of SFAS 142, Goodwill and Other Intangible Assets, during the year ended September 30, 2002, and excludes the reversal of excess loss accrual (loss on discontinued operations and disposal) of $1.0 million, $1.0 million, and ($10.6) million for the years ended September 30, 2002, 2001 and 2000, respectively, related to certain discontinued operations.

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

(d) EBITDA represents earnings from continuing operations before interest expense, (gain) loss on sale of assets, minority interests, income taxes, provision for asset revaluation, closure and other costs, recapitalization costs, depreciation and amortization, loss on debt extinguishment and cumulative effect of a change in accounting principle. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States (GAAP), and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net earnings (loss), cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

     The following table reconciles EBITDA, as presented above, to net earnings
     (loss) from continuing operations as reflected in our summary consolidated statements of operations and in accordance with GAAP:

                                                             SIX MONTHS
                                                                ENDED
                                                              MARCH 31,          YEAR ENDED SEPTEMBER 30,
                                                          -----------------   ------------------------------
                                                           2003      2002       2002       2001       2000
                                                          -------   -------   --------   --------   --------
                                                                            (IN THOUSANDS)
CONSOLIDATED RESULTS:
Net earnings (loss) from continuing operations..........  $18,430   $13,004   $ 27,553   $(30,880)  $ (4,101)
Add:
  Income tax expense....................................       --        --         --         --      2,219
  Interest expense, net.................................   26,448    28,539     55,317     64,346     62,352
  Minority interests....................................      699       524      1,042        441         74
  Loss (gain) on sale of assets, net....................     (780)        7         --         --         --
  Provision for asset revaluation, closure and other
    costs...............................................       --        --         --     16,612         --
  Recapitalization costs................................       --        --         --         --      3,478
  Depreciation and amortization.........................   25,533    21,668     46,111     53,163     47,559
  Loss on debt extinguishment...........................    3,900        --         --         --         --
                                                          -------   -------   --------   --------   --------
EBITDA..................................................  $74,230   $63,742   $130,023   $103,682   $111,581
                                                          =======   =======   ========   ========   ========

(e) Health Choice Arizona, Inc. generated 14.2% of our consolidated net revenue in the twelve-month period ended March 31, 2003, held 0.4% of our consolidated assets as of March 31, 2003, and generated 5.9% of our EBITDA in the twelve-month period ended March 31, 2003. See Note 13 of our consolidated financial statements included in our Annual Report for the fiscal year ended September 30, 2002 and Note 8 to our condensed and consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

(f) Represents the average number of days that a patient stayed in our hospitals.

(g) Represents the total number of patients admitted to our hospitals for stays in excess of 23 hours. Management and investors use this number as a general measure of inpatient volume.

(h) Adjusted admissions and adjusted patient days are general measures of combined inpatient and outpatient volume. We compute adjusted admissions/patient days by multiplying admissions/patient days by gross patient revenues and then dividing that number by gross inpatient revenues.

(i)  Represents the number of days our beds were occupied over the period.

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